UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

GALAXY NUTRITIONAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15345	25-1391475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5955 T.G. Lee Blvd, Suite 201
Orlando, Florida 32822
(Address of Principal Executive Offices) (Zip Code)
(407) 855-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to Galaxy Nutritional Foods, Inc. (the “Company”) that involve risks and uncertainties, including statements relating to the circumstances under which Frederick DeLuca, the former majority shareholder of the Company, has sold all of his shares of the Company and assigned a $2,685,104.17 convertible promissory note to Galaxy Partners, L.L.C., a Minnesota limited liability company.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect the Company’s future results and business plans, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended March 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008 and June 30, 2008. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Section 1.                     Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

In a transaction concluded on November 19, 2008 and effective as of November 18, 2008, the Company, Frederick DeLuca (“DeLuca”) and Galaxy Partners, L.L.C., a Minnesota limited liability company (“Galaxy Partners”) entered into a Stock Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, in exchange for the sum of $5 million, DeLuca sold 3,869,842 of his shares of the Company’s common stock and assigned all of his right, title and interest in and to a promissory note dated July 19, 2006, as amended, in the principal amount of $2,685,104.17 (the “Convertible Note”). The Convertible Note had accrued interest at 12.5% per annum. Principal, together with any accrued and unpaid interest, on the Convertible Note was convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share.  In connection with the Purchase Agreement, Galaxy Partners converted all of the outstanding principal and accrued interest under the Convertible Note into 9,941,278 shares of common stock of the Company (the “Shares”). In consideration of the conversion of the Convertible Note, the Company agreed to expand the size of the Board from 4 to 7 members and elected three designees of Galaxy Partners to the Board, Messrs. Timothy S. Krieger, David B. Johnson and Michael D. Slyce.  As more particularly described in Item 5.01, a “change in control” of the Company has occurred as a result of the transactions effected by the Purchase Agreement.

Effective with the signing of the Purchase Agreement, Michael Broll, the Chief Executive Officer of the Company (“Broll”), entered into an amendment to his employment agreement with the Company, whereby Broll would continue as Chief Executive Officer and Board Member of the Company through March 31, 2009.  It is the present intent of the Company and Broll to negotiate a new employment arrangement prior to March 31, 2009. In the event the parties are unable to agree on a new employment arrangement, then upon receipt of Broll’s resignation from the Company and its Board of Directors on March 31, 2009, in consideration of Broll’s staying with Galaxy during the transition period subsequent to the change of control in Galaxy and in recognition of Broll’s waiver of his rights under the Company’s 2007 Stay Bonus, Severance

Bonus and Sales Bonus Plan, Galaxy will pay Broll compensation of $20,000 per month for 25 consecutive months beginning on April 1, 2009 less any applicable federal and/or state taxes.

Section 3.                     Securities and Trading Markets

Item 3.02                      Unregistered Sale of Equity Securities

Pursuant to the Purchase Agreement described in Item 1.01 above, effective as of November 18, 2008, Galaxy Partners converted all of the $2,685,104.17 of outstanding principal, together with all accrued interest, under the Convertible Note at the rate of $0.35 per share, into 9,941,278 shares of the Company’s common stock.  As a result of the conversion, the Company now has a total of 27,051,294 shares of common stock outstanding.  The issuance of such 9,941,278 by the Company was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act.

 Section 5.                    Corporate Governance and Management

Item 5.01                      Changes in Control of Registrant

Pursuant to the Purchase Agreement described in the first paragraph of Item 1.01 above, Galaxy Partners acquired an aggregate of 13,811,120 shares of the Company’s common stock, including 9,941,278 shares issued upon conversion of the Convertible Note.  After giving effect to the foregoing conversion, the Company now has a total of 27,051,294 shares of common stock outstanding.  Consequently, Galaxy Partners is now a majority shareholder of the Company owning approximately 51.1% of the issued and outstanding shares of common stock of the Company.

In connection with the Purchase Agreement, Galaxy Partners obtained financing in the amount of $5,500,000 (the “Financing”) from Robert O. Schachter (“Schachter”), who is also a member of Galaxy Partners.  Pursuant to the terms of the Financing, the membership interests of Galaxy Partners owned by the majority of the remaining members of Galaxy Partners, including those owned by Timothy Krieger, Michael Slyce and David Johnson, all of whom have joined the Board of Directors of the Company, were pledged to Schachter.  In the event of default under the Financing, Schachter is entitled to foreclose on the pledged interests, in which event Schachter would then indirectly own a majority of the outstanding shares of the Company, which would result in a further change of control of the Company.

Item  5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the Purchase Agreement described in Item 1.01, effective November 18, 2008, the Company expanded the size of the its Board of Directors from four (4) to seven (7) and elected each of Timothy S. Krieger, Michael D. Slyce and David B. Johnson, representatives of Galaxy Partners, as members of the Board of Directors of the Company.  The full Board has historically acted in the capacity of the audit committee and compensation committee.  No determination has been made whether the full Board will continue to act in such committee capacities, and if not, which of the new directors would participate on any particular committee.

Effective upon the signing of the Purchase Agreement, David H. Lipka, Chairman of the Board of the Company (“Lipka”), entered into a Consultant Agreement by and among Lipka, Galaxy Partners and Fairway Dairy and Ingredients LLC, an affiliate of Galaxy Partners (“Fairway”).  The Company is not a party to the Consulting Agreement and has no obligations under it.  Under the Consulting Agreement, and in view of Galaxy Partners’ substantial investment in the Company, Lipka has been engaged as an independent consultant of Galaxy Partners to serve as, and in the capacity of, an adviser and consultant to the management of Galaxy Partners and Fairway.  The consulting agreement has a term of 3 years.  In exchange for his services, Lipka is to receive aggregate consideration of $500,000, $300,000 of which was paid by Galaxy Partners upon the execution of the Purchase Agreement.  In consideration of the consulting arrangement, Mr. Lipka agreed to waive his rights under the Company’s 2007 Stay Bonus, Severance Bonus and Sales Bonus Plan.

The second paragraph of Item 1.01 relating to an amendment to Broll’s employment agreement is incorporated herein by reference.

Section 9.                        Financial Statements and Exhibits.

Item 9.01                         Financial Statements and Exhibits.

10.1	Stock Purchase Agreement, dated November 18, 2008, by and among Galaxy Partners, L.L.C., Galaxy Nutritional Foods, Inc. and Frederick A. DeLuca.

10.2	Amendment to Employment Agreement effective as of November 18, 2008 by and among Michael E. Broll and Galaxy Nutritional Foods, Inc.

10.3	David Lipka Waiver of Rights dated November 13, 2008 under the Company’s 2007 Stay Bonus, Severance Bonus and Sales Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 21, 2008                                                                                     Galaxy Nutritional Foods, Inc.

By:             /s/ Michael E. Broll
Michael E. Broll
Chief Executive Officer